EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 20, 2008, relating to the financial statements and financial highlights which appears in the June 30, 2008 Annual Report to Shareholders of the International Bond Fund, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
______________________________________________
PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
October 22, 2008